UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 31, 2012

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390
Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Debenture and Warrant Transaction

As previously disclosed, on  January 17, 2012 NutraCea (the “Company”) entered into a Securities Purchase Agreement with Hillair Capital Investments L.P. ("Hillair") whereby the Company issued and sold to Hillair (i) an $870,000 original issue discount senior secured convertible debenture due July 1, 2013 (the “January Debenture”), and (ii) a common stock purchase warrant (the “January Debenture Warrant”) to purchase up to 6,250,000 shares of the Company’s common stock (“Common Stock”).

On July 31, 2012, the Company entered into an Exchange Agreement and a Securities Purchase Agreement with Hillair whereby the Company issued to Hillair in exchange for the January Debenture a $1,009,200 original issue discount senior secured convertible debenture due January 1, 2014.  In addition, the Company issued a $290,000 original issue discount senior secured convertible debenture due January 1, 2014 and a warrant to purchase 18,560,000 shares of common stock of the Company (the “Debenture Warrant”) to Hillair in exchange for a payment of $250,000 (the debentures issued to Hillair, collectively, the “Debentures”).  In addition, under the terms of the Exchange Agreement, the number of shares issuable under the January Debenture Warrant was increased to 10,714,286 and the exercise price was reduced to $0.07 per share.

At any time until the Debentures are no longer outstanding, the Debentures shall be convertible, in whole or in part, into shares of Common Stock at the option of Hillair, subject to certain conversion limitations set forth in the Debentures. The conversion price for the Debentures is $0.07 per share, subject to adjustments upon certain events, as set forth in the Debentures.  Commencing on February 1, 2013, the Company will be obligated to redeem a certain amount under each Debenture on a monthly basis, in an aggregate amount equal to $108,266.67 (the “Monthly Redemption Amount”) for each month, until the Debentures’ maturity date of January 1, 2014.  In lieu of a cash redemption and subject to the Company meeting certain equity conditions described in the Debentures, the Company may elect to pay the Monthly Redemption Amount in shares based on a conversion price equal to the lesser of  i) $0.07, subject to adjustments upon certain events,  ii) 80% of the average of the volume weighted average price for the 20 consecutive trading days prior to the applicable redemption date, or (iii) the volume weighted average price for the trading day that is immediately prior to the monthly redemption date less $0.01. Upon any Event of Default (as defined in the Debentures), the outstanding principal amount of the Debentures, plus liquidated damages, interest and other amounts owing in respect thereof through the date of acceleration, shall become, at Hillair’s election, immediately due and payable in cash.  Commencing five days after the occurrence of any Event of Default, the interest rate on the Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. The Company is also subject to certain non-financial covenants under the Debentures.

The Debenture Warrants may be exercised at any time on or after January 31, 2013 and on or prior to the close of business on January 31, 2018, at an exercise price of $0.08 per share, subject to adjustments upon certain events.  The Debenture Warrants contain full rachet antidilution protective provisions as described therein.

To secure the Company’s obligations under the Debentures, the Company and its wholly-owned subsidiaries, Rice Rx, LLC, The RiceX Company, RiceX Nutrients, Inc. and Rice Science, LLC (each a “Guarantor”), have jointly and severally agreed to guarantee and act as surety for payment of the Debenture under the Subsidiary Guarantee, dated as of July 31, 2012 (the “Guarantee”). Each Guarantor has granted Hillair a security interest in certain of their property to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debenture and the Guarantor’s obligations under the Guarantee, in accordance with that certain Security Agreement, dated as of July 31, 2012.

Amendment to Note and Warrant Transactions

As previously disclosed, the Company entered into a Note and Warrant Purchase Agreement dated January 17, 2012 (the “Note and Warrant Purchase Agreement”) with certain persons and entities (each, an “Investor”), pursuant to which the Company issued to each Investor, (1) secured convertible promissory notes (each a “Note” and, collectively, the “Notes”), with the aggregate principal amount of the Notes equaling $4,375,000, at an interest rate equal to 10.00% per annum, and (2) a warrant (“Note Warrant”) to purchase up to a number of shares of Common Stock equal to the quotient obtained by dividing (i) the principle amount of the Note issued to the Investor at closing by (ii) $0.10 (the “Note and Warrant Transaction”).  All Notes issued under the Note and Warrant Purchase Agreement are subordinated to Hillair so long as the Debentures are outstanding.

On July 31, 2012, the Company amended the Note and Warrant Purchase Agreement dated January 17, 2012 (the “Amendment”) to, among other things, extend the period in which subsequent closings could occur from July 17, 2012 to December 31, 2012.  Further the Amendment decreased the maximum offering amount under the Note and Warrant Purchase Agreement to $5,800,000 from $7,500,000.  The Amendment further provided that the initial conversion price of any Notes issued within ten (10) days after the effective date shall be $0.07.  The amendment also extended the maturity date to July 31, 2015 and reduced the conversion price to $0.07 on all outstanding Notes.

In addition, all outstanding warrants issued under the Note and Warrant Purchase Agreement held by the parties to the Amendment were amended such that the (a) the exercise price is now equal to $0.08, (b) the number of shares of Common Stock issuable upon exercise of each warrant outstanding as of the effective date will be equal to the quotient obtained by dividing (i) the original principal amount of the Note issued to the holder of the Note, by (ii) $0.07, and (c) each reference to January 17, 2017 in each warrant will be changed to July 31, 2017.

The Company agreed that if any member of the board of directors on January 1, 2009 was still a member of the board of directors 120 days after such closing, then the Company would convene a special meeting of shareholders to remove all such members of the board and elect a new slate of directors that are recommended by the Board, none of whom would be a director who was on the board on January 1, 2009. If NutraCea does not call the special meeting of shareholders or the board of directors does not recommend such removal, then the interest rate under the Notes will automatically increase to 18% per annum.

In connection with the Amendment, the Company issued Notes to several accredited investors, including Baruch Halpern, a director of the Company, who invested in the Note and Warrant Transaction for an aggregate amount equal to $850,000. These investors also were issued five-year warrants to purchase a total of 12,142,857 shares of common stock at an exercise price per share of $0.08.  Additional investors may enter into the Note and Warrant Purchase Agreement on or before August 20, 2012 for further amounts not to exceed $575,000.

The foregoing description of the various agreements associated with the Debenture and Warrant Transaction and the amendment to the Note and Warrant Transaction do not purport to be complete and is qualified in its entirety by reference to the complete text of the transaction documents, copies of which are filed as Exhibits 10.1 through 10.9 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 above, which disclosures are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated July 31, 2012

10.2	Security Agreement dated July 31, 2012

10.3	Subsidiary Guarantee dated July 31, 2012

10.4	$1,009,200 Original Issue Discount Senior Secured Convertible Debenture Due January 1, 2014

10.5	$290,000 Original Issue Discount Senior Secured Convertible Debenture Due January 1, 2014

10.6	Common Stock Warrant

10.7	Exchange Agreement dated July 31, 2012

10.8	Amendment to Loan Documents dated July 31, 2012

10.9	Subordination Agreement dated July 31, 2012

99.1	Press Release dated August 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: August 6, 2012	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)